UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2018

EP ENERGY LLC

(Exact name of registrant as specified in its charter)

Delaware	333-183815	45-4871021
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

EP ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36253	46-3472728
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1001 Louisiana Street

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 997-1200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On January 3, 2018 (the “Closing Date”), EP Energy LLC (“EP Energy”), a wholly-owned subsidiary of EP Energy Corporation (NYSE: EPE), and its wholly-owned subsidiary, Everest Acquisition Finance Inc., as co-issuer (together with EP Energy, the “Issuers”), consummated certain transactions contemplated by the previously announced offers to exchange (the “Exchange Offers”) up to $1,200.0 million aggregate principal amount of the Issuers’ new 9.375% Senior Secured Notes due 2024 (the “Notes”) and cash for the Issuers’ outstanding 9.375% Senior Notes due 2020 (the “2020 Notes”), 7.750% Senior Notes due 2022 (the “2022 Notes”) and 6.375% Senior Notes due 2023 (the “2023 Notes” and together with the 2020 Notes and the 2022 Notes, the “Old Notes”) and solicitation of consents to proposed amendments with respect to the Old Notes (the “Consent Solicitations”).  Approximately (i) $954,144,000 in aggregate principal amount, or approximately 79.50%, of the 2020 Notes, (ii) $53,641,000 in aggregate principal amount, or approximately 21.45%, of the 2022 Notes and (iii) $139,307,000 in aggregate principal amount, or approximately 26.87%, of the 2023 Notes were validly tendered in the Exchange Offers and $ 1,091,750,000 aggregate principal amount of Notes were issued and an aggregate $47,707,200 in cash (excluding accrued but unpaid interest) was paid to participating holders in respect of such tendered Old Notes.

Indenture and Senior Secured Notes due 2024

General

On the Closing Date, approximately $1.1 billion in aggregate principal amount of Notes were issued to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States in compliance with Regulation S under the Securities Act.  The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

The Notes were issued pursuant to an Indenture, dated as of January 3, 2018 (the “Indenture”), among the Issuers, the Guarantors (as defined below) and Wilmington Trust, National Association, as trustee and notes collateral agent (in such capacity, the “Notes Agent”).  The Issuers’ obligations under the Notes and the Indenture are fully and unconditionally guaranteed by each of EP Energy’s wholly-owned domestic restricted subsidiaries that guarantees the RBL Facility (as defined below) (the “Guarantors”).  The Notes and the related guarantees are senior secured obligations of the Issuers and the Guarantors.

Maturity and Interest Payments

The Notes will mature on May 1, 2024. Interest on the Notes will accrue at 9.375% per annum and will be paid semi-annually, in arrears, on May 1 and November 1of each year, beginning May 1, 2018.

Redemption

On or after May 1, 2020, the Issuers may redeem the Notes at their option, in whole at any time or in part from time to time, at the redemption prices set forth in the Indenture plus accrued and unpaid interest, if any, to, but excluding, the redemption date.  In addition, prior to

May 1, 2020, the Issuers may redeem the Notes at their option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the redemption date.  Notwithstanding the foregoing, at any time and from time to time on or prior to May 1, 2020, the Issuers may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional notes) in an aggregate amount equal to the net cash proceeds of one or more equity offerings at a redemption price equal to 109.375%, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, so long as at least 50% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional notes) remains outstanding after each such redemption.

Certain Covenants

The Indenture contains covenants that limit the Issuers’ and their restricted subsidiaries’ ability to, among other things:  (i) incur or guarantee additional indebtedness or issue certain preferred shares; (ii) make dividend payments on or make other distributions in respect of its capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) create liens on assets to secure debt; (vi) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; and (vii) enter into certain transactions with its affiliates.  These covenants are subject to a number of important limitations and exceptions.  Additionally, upon the occurrence of specified change of control events, the Issuers must offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the purchase date.  The Indenture also provides for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Collateral

The Notes are secured by junior priority security interests in the collateral that secures the Issuers’ obligations under the RBL Facility (as defined below) and the Notes have been designated as other second-priority lien obligations under the Collateral Agreement, dated as of February 6, 2017, by and among EP Energy LLC, the Subsidiaries of EP Energy LLC party thereto and Wilmington Trust, National Association, as collateral agent (the “Collateral Agreement”) and the Pledge Agreement, dated as of February 6, 2017, by and among EP Energy LLC, the Subsidiaries of EP Energy LLC party thereto and Wilmington Trust, National Association, as collateral agent (the “Pledge Agreement”).  Pursuant to the Collateral Agreement, the Issuers and the Guarantors have pledged all of the collateral that secures the borrowings under the RBL Facility, other than the Non-RBL Priority Collateral (as defined below) and the capital stock of EP Energy, to secure their obligations under the Notes.  Pursuant to the Pledge Agreement, the Notes are secured by the capital stock of first-tier foreign subsidiaries that are owned by the Issuers or any Guarantor (the “Non-RBL Priority Collateral”). As of the Closing Date, the Issuers and the Guarantors did not own any Non-RBL Priority Collateral.

Joinder to the Priority Lien Intercreditor Agreement

On January 3, 2018, the Notes Agent, as an other second-priority lien obligations agent, entered into a consent and acknowledgment (other second-priority lien obligations) (the “Joinder to the Priority Lien Intercreditor Agreement”) to the Priority Lien Intercreditor Agreement, dated as of August 24, 2016 and supplemented on November 29, 2016 and February 6, 2017, among the RBL Agent (as defined below), as applicable first lien agent, Wilmington Trust, National

Association, as term facility agent for the holders of the 8.00% 2025 Notes (as defined below), applicable second lien agent and an other first-priority lien obligations agent for the holders of the 8.00% 2024 Notes (as defined below), EP Energy and the subsidiaries of EP Energy party thereto (the “Priority Lien Intercreditor Agreement”).

Pursuant to the Joinder to the Priority Lien Intercreditor Agreement, the Notes Agent became a party to and agreed to be bound by the terms of the Priority Lien Intercreditor Agreement as the other second-priority lien obligations agent, as if it had originally been party to the Priority Lien Intercreditor Agreement as such. The Priority Lien Intercreditor Agreement governs the relative priorities of the respective security interests in the Issuers’ and Guarantors’ assets securing (i) the reserve-based revolving loans incurred under the Credit Agreement, dated as of May 24, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “RBL Facility”), by and among EP Energy, as the borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (in such capacity, the “RBL Agent”) and the 8.00% Senior Secured Notes due 2024 (the “8.00% 2024 Notes”) issued pursuant to the indenture, dated as of November 29, 2016 (as amended, restated, supplemented or otherwise modified from time to time), by and among the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee, on the one hand, and (ii) the 8.00% Senior Secured Notes due 2025 (the “8.00% 2025 Notes”) issued pursuant to the indenture, dated as of February 6, 2017, by and among the Issuers, the Subsidiary Guarantors party thereto and Wilmington Trust, National Association, as trustee, and the Notes issued pursuant to the Indenture, on the other hand.

Joinder to the Senior Lien Intercreditor Agreement

On January 3, 2018, the Notes Agent, as an other first-priority lien obligations agent, entered into a consent and acknowledgment (other first-priority lien obligations) (the “Joinder to the Senior Lien Intercreditor Agreement”) to the Amended and Restated Senior Lien Intercreditor Agreement, dated as of August 24, 2016 and supplemented on November 29, 2016 and February 6, 2017, among JPMorgan Chase Bank, N.A., as applicable first lien agent, Wilmington Trust, National Association, as an other first-priority lien obligations agent for the holders of the 8.00% 2024 Notes and an other first-priority lien obligations agent for the holders of the 8.00% 2025 Notes, the Second Lien Term Facility Agent (as defined below), as applicable second lien agent, EP Energy and the subsidiaries of EP Energy party thereto (the “Senior Lien Intercreditor Agreement”).

Pursuant to the Joinder to the Senior Lien Intercreditor Agreement, the Notes Agent became a party to and agreed to be bound by the terms of the Senior Lien Intercreditor Agreement as an other first-priority lien obligations agent, as if it had originally been party to Senior Lien Intercreditor Agreement as such. The Senior Lien Intercreditor Agreement governs the relative priorities of the respective security interests in the Issuers’ and Guarantors’ assets securing (i) the RBL Facility, the 8.00% 2024 Notes, the 8.00% 2025 Notes and the Notes, on the one hand, and (ii) the term loans incurred under the Term Loan Agreement, dated as of April 24, 2012 (as amended, restated, supplemented or otherwise modified from time to time), by and among EP Energy, as the borrower, the lenders party thereto and Wilmington Savings Fund Society, FSB (as successor to Citibank, N.A.), as administrative agent and collateral agent (in such capacity, the “Second Lien Term Facility Agent”), on the other hand.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1

Indenture, dated as of January 3, 2018, by and among EP Energy LLC, Everest Acquisition Finance Inc., the Subsidiary Guarantors thereto and Wilmington Trust, National Association, as trustee and collateral agent.

10.1

Consent and Acknowledgement, dated as of January 3, 2018, by Wilmington Trust, National Association, as an Other Second-Priority Lien Obligations Agent, and acknowledged by JPMorgan Chase Bank, N.A., as Applicable First Lien Agent, Wilmington Trust, National Association, as an Other First-Priority Lien Obligations Agent for the holders of the 8.00% 2024 Notes, Wilmington Trust, National Association, as Term Facility Agent for the holders of the 8.00% 2025 Notes and Applicable Second Lien Agent and EP Energy LLC (on behalf of itself and its subsidiaries), with respect to the Priority Lien Intercreditor Agreement dated as of August 24, 2016 and supplemented on November 29, 2016 and February 6, 2017.

10.2

Consent and Acknowledgement, dated as of January 3, 2018, by Wilmington Trust, National Association, as an Other First-Priority Lien Obligations Agent, and acknowledged by JPMorgan Chase Bank, N.A., as Applicable First Lien Agent, Wilmington Savings Fund Society, FSB (as successor to Citibank, N.A.), as Applicable Second Lien Agent, Wilmington Trust, National Association, as an Other First-Priority Lien Obligations Agent for the holders of the 8.00% 2024 Notes, Wilmington Trust, National Association, as an Other First-Priority Lien Obligations Agent for the holders of the 8.00% 2025 Notes, and EP Energy LLC (on behalf of itself and its subsidiaries), with respect to the Amended and Restated Senior Lien Intercreditor Agreement dated as of August 24, 2016 and supplemented on November 29, 2016 and February 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EP ENERGY LLC

Date: January 4, 2018	By:	/s/ Kyle A. McCuen
Kyle A. McCuen
Senior Vice President and Chief Financial Officer

EP ENERGY CORPORATION

By:	/s/ Kyle A. McCuen
Kyle A. McCuen
Senior Vice President and Chief Financial Officer